EXHIBIT 99.1

QUEST ENERGY INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

1

QUEST ENERGY INC.

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Quest Energy, Inc.

Fishers, Indiana

We have audited the accompanying consolidated balance sheets of Quest Energy, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2016 and for the period from June 10, 2015 (Inception) to December 31, 2015. These consolidated financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quest Energy, Inc. and its subsidiaries as of December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for the year ended December 31, 2016 and for the period from June 10, 2015 (Inception) to December 31, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

September 22, 2017

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QUEST ENERGY INC.

CONSOLIDATED BALANCE SHEETS
December 31, 2016 and 2015

	2016	2015
ASSETS

CURRENT ASSETS
Cash	$784,525	$-
Accounts Receivable	2,753,199	-
Accounts Receivable - Other	199,701	51,535
Total Current Assets	3,737,425	51,535

OTHER ASSETS
Cash - restricted	141,102	101,111
Processing and rail facility	2,914,422	2,723,167
Underground equipment	7,500,512	4,537,269
Surface equipment	3,751,054	3,400,028
Less Accumulated Depreciation	(2,262,855)	-
Land	178,683	-
Accounts Receivable - Other	196,347	253,838
Note Receivable	4,117,139	-
Total Other Assets	16,536,404	11,015,413

TOTAL ASSETS	20,273,829	11,066,948

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$2,196,060	$-
Accrued management fee	17,840,615	5,500,000
Accrued interest	122,945	-
Funds held for others	24,987	101,111
Due to affiliate	74,000	11,000
Current portion of long term-debt	4,431,006	2,121,275
Total Current Liabilities	24,689,613	7,733,386

OTHER LIABILITIES
Long-term portion of note payable (net of issuance costs $451,389)	4,964,941	254,089
Reclamation liability	18,126,873	8,586,464
Total Other Liabilities	23,091,814	8,840,553

Total Liabilities	47,781,427	16,573,939

STOCKHOLDERS' DEFICIT
Common stock, $0 par value; 2,500 shares authorized; 1,874 and 1,000 issued and outstanding, respectively	0	0
Additional paid-in capital	88,675	0
Accumulated deficit	(27,651,030)	(5,506,991)
Non controlling interest	54,757
Total Stockholders' Deficit	(27,507,598)	(5,506,991)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	20,273,829	11,066,948

The accompanying footnotes are integral to the consolidated financial statements

4

QUEST ENERGY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2016 and
Period From Inception June 10, 2015 through December 31, 2015

	2016	2015

Coal Sales	$5,345,145	$-
Processing Services Income	2,256,049	-

Total Revenue	7,601,194	-

Cost of Coal Sales and Processing	(8,961,653)	-
Accretion Expense	(1,664,774)	-
Depreciation	(2,262,855)	-
General and Administrative	(237,601)	-
Professional Fees	(391,659)	-
Consulting Fees - Related Party	(12,340,615)	(5,500,000)
Production Taxes and Royalties	(1,250,365)	-
Impairment Loss	(510,902)	-
Development Costs	(1,760,594)	-

Total Expenses from Operations	(29,381,018)	(5,500,000)

Net Loss from Operations	(21,779,824)	(5,500,000)

Other Income	54,757	-
Amortization	(9,406)	-
Loss on reclamation settlement	(71,245)	-
Interest	(283,564)	(6,991)

Net Loss	(22,089,282)	(5,506,991)

Less: Net income attributable to Non Controlling Interest	(54,757)	-

Net loss attributable to Quest Energy Inc Shareholders	$(22,144,039)	$(5,506,991)

Net loss per share - basic and diluted	$(12,028)	$(5,507)

Weighted average shares outstanding	1,841	1,000

The accompanying footnotes are integral to the consolidated financial statements

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QUEST ENERGY INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS OF EQUITY
For the Year Ended December 31, 2016 and
Period From Inception June 10, 2015 through December 31, 2015

			Additional		Non-
	Common	Common	Paid-In	Retained	Controlling
	Shares	Stock	Capital	Earnings	Interest	Total
Balance June 1, 2015	1,000	$-	$-	$-	$-	$-

Net loss	-	-	-	(5,506,991)	-	(5,506,991)

Balance December 31, 2015	1,000	$-	$-	$(5,506,991)	$-	$(5,506,991)

			Additional		Non-
	Common	Common	Paid-In	Retained	Controlling
	Shares	Stock	Capital	Earnings	Interest	Total
Balance December 31, 2015	1,000	$-	$-	$(5,506,991)	$-	$(5,506,991)

Stock-based compensation	874	-	88,675	-	-	88,675

Net loss	-	-	-	(22,144,039)	54,757	(22,089,282)

Balance December 31, 2016	1,874	$-	$88,675	$(27,651,030)	$54,757	$(27,507,598)

The accompanying footnotes are integral to the consolidated financial statements

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QUEST ENERGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Year Ended December 31, 2016 and
Period From Inception June 10, 2015 through December 31, 2015

	2016	2015
Cash Flows from Operating activities:
Net loss	(22,089,282)	$(5,506,991)
Adjustments to reconcile net income (loss) to net cash
Depreciation	2,262,855	-
Accretion expense	1,664,774	-
Loss on reclamation settlements	71,245	-
Amortization of debt discount	9,406	-
Impairment of advances receivable	510,902	-
Stock compensation expense	88,675	-
Change in current assets and liabilities:

Accounts receivable	(2,753,199)	-
Prepaid expenses and other assets	920	-
Restricted cash used to pay interest expense	13,984	6,991
Accounts payable	2,196,060	-
Accrued expenses	12,340,615	5,500,000
Accrued interest	122,945	-
Reclamation liability settlements	(256,892)	-
Cash used in operating activities	(5,816,992)	-

Cash Flows from Investing activities:

Note receivable	(4,117,139)	-
Increase in restricted cash	(116,115)	-
Restricted cash used to pay down debt	54,421	21,511
Advances made in connection with management agreement	(1,845,902)	-
Advance repayment in connection with management agreement	1,175,000	-
Cash paid for PPE, net	(34,200)	-
Cash received from acquisitions, net of $100 cash paid	5,315,700	-
Cash provided by investing activities	431,765	21,511

Cash Flows from Financing activities:

Principal payments on long term debt	(303,706)	(21,511)
Proceeds from long term debt (net of issuance costs $460,795)	4,857,391	-
Payments on factoring agreement	(1,886,105)	-
Proceeds from factoring agreement	3,502,172	-
Cash provided by financing activities	6,169,752	(21,511)

Increase(decrease) in cash	784,525	-

Cash, beginning of year	-	-

Cash, end of year	$784,525	$-

Supplemental Information

Assumption of net assets and liabilities for asset acquisitions	$2,745,582	$10,586,464
Equipment for notes payable	$904,425	$74,000
Affiliate note for equipment	$63,000	$11,000

Cash paid for interest	$160,619	$6,991
Cash paid for income taxes	$-	$-

The accompanying footnotes are integral to the consolidated financial statements

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QUEST ENERGY INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016 and 2015

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Quest Energy Inc. (QEI or the Company) was formed in June 2015 for the purpose of acquiring, rehabilitating and operating various natural resource assets including coal, oil and natural gas.

Basis of Presentation and Consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Deane Mining, LLC (Deane), Quest Processing LLC (Quest Processing), ERC Mining Indiana Corp (ERC), McCoy Elkhorn Coal LLC (McCoy) and Knott County Coal LLC (KCC). All significant intercompany accounts and transactions have been eliminated.

Entities for which ownership is less than 100% a determination is made whether there is a requirement to apply the variable interest entity (VIE) model to the entity. Where the company holds current or potential rights that give it the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance, combined with a variable interest that gives the Company the right to receive potentially significant benefits or the obligation to absorb potentially significant losses, the Company would be deemed to have a controlling interest.

The company is the primary beneficiary of ERC Mining, LLC, which qualifies as a variable interest entity. Accordingly, the assets, liabilities, revenue and expenses of ERC Mining, LLC have been included in the accompanying consolidated financial statements.

The company is the primary beneficiary of Land Resources & Royalties LLC (LRR) which qualifies as a variable interest entity. Accordingly, the assets, liabilities, revenue and expenses of Land Resources & Royalties have been included in the accompanying consolidated financial statements.

Deane was formed in November 2007 for the purpose of operating underground coal mines and coal processing facilities. Deane was acquired on December 31, 2015 and as such no operations are presented prior to the acquisition date.

Quest Processing was formed in November 2014 for the purpose of operating coal processing facilities and had no operations before March 8, 2016.

ERC was formed in April 2015 for the purpose managing an underground coal mine and coal processing facility. Operations commenced in June 2015.

McCoy was formed in February 2016 for the purpose of operating underground coal mines and coal processing facilities. McCoy was acquired on February 17, 2016 and as such no operations are presented prior to the acquisition date.

KCC was formed in September 2004 for the purpose of operating underground coal mines and coal processing facilities. KCC was acquired on April 14, 2016 and as such no operations are presented prior to the acquisition date.

On December 31, 2015, the Company acquired certain assets in exchange for assuming certain liabilities of Deane. The fair values of the liabilities were determined to be $10,586,464. The liabilities assumed do not require fair value readjustments. See disclosure on Asset Retirement Obligation.

The assets acquired of Deane do not represent a business as defined in FASB ASC 805-10-20. Deane does not have an integrated set of activities and assets that that is capable of being conducted and managed for the purpose of providing a return or other economic benefit to their investors, members or participants. Accordingly, the assets acquired are initially recognized at the consideration paid, which was the liabilities assumed, including direct acquisition costs, of which there were none. The cost is allocated to the group of assets acquired based on their relative fair value. The assets acquired and liabilities assumed of Deane were as follows at December 31, 2015:

Assets
Underground Mining Equipment	$4,537,269
Surface Mining Equipment	3,326,028
Mill Creek Preparation Facility	1,244,173
Rail load out and siding	1,478,994
Liabilities
Asset Retirement Obligations	$8,586,464
Seller Note	2,000,000

On February 17, 2016, McCoy Elkhorn Coal LLC (McCoy) acquired certain assets in exchange for $100 and for assuming certain liabilities of Fortress Resources, LLC. The fair values of liabilities were determined to be $3,561,848 respectively. The liabilities assumed do not require fair value readjustments.

8

The assets acquired of McCoy do not represent a business as defined in FASB AS 805-10-20. McCoy does not have an integrated set of activities and assets that that is capable of being conducted and managed for the purpose of providing a return or other economic benefit to their investors, members or participants. Accordingly, the assets acquired are initially recognized at the consideration paid, which was the liabilities assumed, including direct acquisition costs, of which there were none. The cost is allocated to the group of assets acquired based on their relative fair value. The assets acquired and liabilities assumed of McCoy were as follows at the purchase date:

Assets
Cash	$2,935,800
Underground Mining Equipment	531,249
Surface Mining Equipment	36,218
Coal Preparation and Loading Facilities	58,681
Liabilities
Asset Retirement Obligation	$3,561,848

On April 14, 2016, the Company acquired 100% of the membership interests of ICG Knott County, LLC, subsequently renamed Knott County Coal LLC. The fair values of liabilities were determined to be $4,499,434 respectively. The liabilities assumed do not require fair value readjustments.

The assets acquired of ICG Knott County do not represent a business as defined in FASB AS 805-10-20. IGC Knott County does not have an integrated set of activities and assets that is capable of being conducted and managed for the purpose of providing a return or other economic benefit to their investors, members or participants. Accordingly, the assets acquired and liabilities assumed are initially recognized at the consideration paid, including direct acquisition costs. The cost is allocated to the group of assets acquired and liabilities assumed based on their relative fair value. The assets and liabilities assumed of ICG Knott County were as follows on the purchase date:

Assets
Cash	$2,380,000
Underground Mining Equipment	1,533,937
Surface Mining Equipment	206,578
Land	178,683
Coal Preparation and Loading Facilities	200,236
Liabilities
Asset Retirement Obligation	$4,499,434

9

As a result of the KCC and McCoy acquisitions during 2016, $8,061,282 of ARO was assumed for net cash of $5,315,700 and property, equipment and land of $2,745,582.

Going Concern: The Company has suffered recurring losses from operations and currently a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. We plan to generate profits by expanding current coal operations as well as developing new coal operations. However, we will need to raise the funds required to do so through sale of our securities or through loans from third parties. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to cease operations. We may not be successful in raising the capital needed to expand or develop operations. Management believes that actions presently being taken to obtain additional funding provide the opportunity for the Company to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern; no adjustments to the financial statements have been made to account for this uncertainty.

Estimates: Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities. Actual results could vary from those estimates.

Related Party Policies: In accordance with FASB ASC 850 related parties are defined as either an executive, director or nominee, greater than 10% beneficial owner, or an immediate family member of any of the proceeding. Transactions with related parties are reviewed and approved by the directors of the Company, as per internal policies.

Advance Royalties: Coal leases that require minimum annual or advance payments and are recoverable from future production are generally deferred and charged to expense as the coal is subsequently produced.

Cash is maintained in bank deposit accounts which, at times, may exceed federally insured limits. To date, there have been no losses in such accounts.

Restrictions to cash include funds held for the benefit other parties in the amount of $24,987 and $101,111 as of December 31, 2016 and 2015, respectively. (See Note 7)

As part of the Kentucky New Markets Development Program (See Note 3) an asset management fee reserve was set up in the amount of $116,115. The funds are held to pay annual asset management fees to an unrelated party through 2021.

Concentration: As of December 31, 2016 78% of revenue and 97% of outstanding accounts receivable came from two customers. There were no revenues as of December 31, 2015.

Coal Property and Equipment are recorded at cost. Coal properties are depreciated using the units-of-production method over the estimated recoverable reserves. For equipment, depreciation is calculated using the straight-line method over the estimated useful lives of the assets, generally ranging from three to seven years. Amortization of the equipment under capital lease is included with depreciation expense.

10

Property and equipment and amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability is measured by comparison of the carrying amount to the future net undiscounted cash flows expected to be generated by the related assets. If these assets are determined to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair market value of the assets.

Costs related to maintenance and repairs which do not prolong the asset’s useful life are expensed as incurred.

Mine Development: Costs of developing new coal mines, including asset retirement obligation assets, or significantly expanding the capacity of existing mines, are capitalized and amortized using the units-of-production method over estimated recoverable reserves. Costs not incurred for development of existing reserves are expensed as incurred.

Asset Retirement Obligations (ARO) – Reclamation: At the time they are incurred, legal obligations associated with the retirement of long-lived assets are reflected at their estimated fair value, with a corresponding charge to mine development. Obligations are typically incurred when we commence development of underground and surface mines, and include reclamation of support facilities, refuse areas and slurry ponds or through acquisitions.

Obligations are reflected at the present value of their future cash flows. We reflect accretion of the obligations for the period from the date they incurred through the date they are extinguished. The asset retirement obligation assets are amortized using the units-of-production method over estimated recoverable (proved and probable) reserves. We are using a discount rate of 10%. Federal and State laws require that mines be reclaimed in accordance with specific standards and approved reclamation plans, as outlined in mining permits. Activities include reclamation of pit and support acreage at surface mines, sealing portals at underground mines, and reclamation of refuse areas and slurry ponds.

We assess our ARO at least annually and reflect revisions for permit changes, change in our estimated reclamation costs and changes in the estimated timing of such costs. During 2016 and 2015, $71,245 and $0 were incurred for loss on settlement on ARO.

The table below reflects the changes to our ARO:

Balance at inception, June 15, 2015	$-
Deane Acquisition	8,586,464
Balance at December 31, 2015	8,586,464
Accretion - 2016	1,664,774
Reclamation work – 2016	(185,647)
McCoy Acquisition	3,561,848
KCC Acquisition	4,499,434
Balance at December 31, 2016	$18,126,873

Income Taxes include U.S. federal and state income taxes currently payable and deferred income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period of enactment. Deferred income tax expense represents the change during the year in the deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

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The Company filed an initial tax return in 2015. Management believes that the Company’s income tax filing positions will be sustained on audit and does not anticipate any adjustments that will result in a material change. Therefore, no reserve for uncertain income tax positions has been recorded. The Company’s policy for recording interest and penalties, if any, associated with income tax examinations will be to record such items as a component of income taxes.

Revenue Recognition: The Company recognizes revenue in accordance with ASC 605 when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectability is reasonably assured.

We recognize revenue from coal sales at the time risk of loss passes to the customer at contracted amounts and amounts are deemed collectible. Revenue from coal processing and loading are recognized when services have been performed according to the contract in place.

Leases: Leases are reviewed by management based on the provisions of ASC 840 and examined to see if they are required to be categorized as an operating lease, a capital lease or a financing transaction.

The Company leases certain equipment and other assets under noncancelable operating leases, typically with initial terms of 3 to 7 years. Minimum rent on operating leases is expensed on a straight-line basis over the term of the lease. In addition to minimum rental payments, certain leases require additional payments based on sales volume, as well as reimbursement of real estate taxes, which are expensed when incurred. Capital leases are recorded at the present value of the future minimum lease payments at the inception of the lease.

Loan Issuance Costs are amortized using the effective interest method. Amortization expense amounted to $9,406 and $0 as of December 31, 2016 and 2015, respectively. Amortization expense for the next five years is expected to be $11,520, annually.

Allowance For Doubtful Accounts: The Company recognizes an allowance for losses on trade and other accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging and expected future write-offs, as well as an assessment of specific identifiable amounts considered at risk or uncollectible.

Allowance for trade receivables as of December 31, 2016 and 2015 amounted to $0, for both years. Allowance for other accounts receivables as of December 31, 2016 and 2015 amounted to $640,000 and $0, respectively.

Trade and loan receivables are carried at amortized cost, net of allowance for losses. Amortized cost approximated book value as of December 31, 2016 and 2015.

Stock-based Compensation: Stock-based compensation is measured at the grant date based on the fair value of the award and is recognized as expense over the applicable vesting period of the stock award (generally 0 to 5 years) using the straight-line method. Stock compensation to employees is accounted for under ASC 718 and stock compensation to non-employees is accounted for under ASC 505.

Earnings Per Share: The Company’s basic earnings per share (EPS) amounts have been computed based on the average number of shares of common stock outstanding for the period and include the effect of any participating securities as appropriate. Diluted EPS includes the effect of the Company’s outstanding stock options, restricted stock awards, restricted stock units and performance-based stock awards if the inclusion of these items is dilutive.

For the years ended December 31, 2016 & 2015, the Company did not have any outstanding stock options, restrictive stock awards, restricted stock units, or performance-based awards.

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New Accounting Pronouncements: Management has determined that the impact of the following recent FASB pronouncements will not have a material impact on the financial statements.

•	Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, effective for years beginning after December 15, 2017
•	ASU 2015-11, Simplifying the Measurement of Inventory, effective for years beginning after December 15, 2016
•	ASU 2015-17, Balance Sheet Classification of Deferred Taxes, effective for years beginning after December 15, 2017
•	ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, effective for years beginning after December 15, 2018
•	ASU 2016-02, Leases, effective for years beginning after December 15, 2019
•	ASU 2016-18, Statement of Cash Flows: Restricted Cash, effective beginning after December 15, 2017
•	ASU 2017-01, Business Combinations, effective beginning after December 15, 2017
•	ASU 2017-11, Earnings Per Share, effective beginning after December 15, 2018

Management has elected to early adopt ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business effective at inception. See above in Note 1.

NOTE 2 - PROPERTY AND EQUIPMENT

At December 31, 2016 and 2015, property and equipment were comprised of the following:

	2016	2015
Processing and rail facility	$2,914,422	$2,723,167
Underground equipment	7,500,512	4,537,269
Surface equipment	3,751,054	3,400,028
Land	178,683	-
Less: Accumulated depreciation	(2,262,855)	-

Total Property and Equipment, Net	$12,081,816	$10,660,464

Depreciation expense amounted to $2,262,855 and $0 for the years of December 31, 2016 and 2015, respectively.

The estimated useful lives are as follows:

Processing and Rail Facilities	20 years
Surface Equipment	7 years
Underground Equipment	5 years

NOTE 3 - NOTES PAYABLE

During the year ended December 31, 2016, the Company closed on a Kentucky New Markets Development Program loan, resulting in net proceeds $4,682,391 and received cash proceeds of $175,000 from an unrelated third party. In addition, the Company financed $904,425 of equipment. In addition, the Company entered into a factoring agreement, which is included in the caption “current portion of long term debt.”

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Long-term debt consisted of the following at December 31, 2016 and 2015:

	2016	2015

Equipment Loans - QEI
Equipment loan payable to an unrelated company. as follows: initial payment of $2,000, 6 monthly payments of $3,000 beginning in October 2015, and 9 monthly payments of $6,000, through maturity in December 2016. The note is secured by the equipment financed by the loan and was paid in full during 2016.	$-	$63,000

Note payable to an unrelated company in monthly installments of $2,064, with interest at 8.75%, through maturity in March 2019, when the note is due in full. The note is secured by equipment and a personal guarantee by an officer of the Company.	50,325	-

Note payable to an unrelated company in monthly installments of $1,468, With interest at 6.95%, through maturity in March 2021, when the note is due in full. The note is secured by equipment and a personal guarantee by an officer of the Company .	64,715	-

Loan payable to an unrelated company in semi-annual interest payments with an annual interest rate of 7%. The loan is due on demand and is guaranteed by the assets of the Company and a personal guarantee by an officer of the Company.	175,000	-

Equipment Loans – ERC
Equipment lease payable to an unrelated company in 48 equal payments of $771 with an interest rate of 5.25% with a balloon payment at maturity of June 30, 2019. The note is secured by equipment and a corporate guarantee from Quest Energy Inc. The equipment is being utilized as part of the management agreement referred to in Note 7. Therefore, the title of the assets are not held with ERC and there is a corresponding receivable due for the payment of this note.	35,664	42,111

Equipment lease payable to an unrelated company in 48 equal payments of $3,304 with an interest rate of 5.25% with a balloon payment at maturity of June 30, 2019. The note is secured by equipment and a corporate guarantee from Quest Energy Inc. The equipment is being utilized as part of the management agreement referred to in Note 7. Therefore, the title of the assets are not held with ERC and there is a corresponding receivable due for the payment of this note.	161,738	188,898

Equipment lease payable to an unrelated company in 48 equal payments of $2,031 with an interest rate of 5.25% with a balloon payment at maturity of August 13, 2019. The note is secured by equipment and a corporate guarantee from Quest Energy Inc. The equipment is being utilized as part of the management agreement referred to in Note 7. Therefore, the title of the assets are not held with ERC and there is a corresponding receivable due for the payment of this note.	60,541	81,355

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Equipment Loans - McCoy
Equipment note payable to an unrelated company, with monthly payments of $150,000 in September 2016, October 2016, November 2016 and a final payment of $315,000 due in December 2016. No extensions have been entered into subsequent to December 31, 2016 resulting in the note being in default.	540,000	-

Seller Note - Deane
Deane Mining - promissory note payable to an unrelated company, with monthly interest payments of $10,000, at an interest rate of 6%, beginning June 30, 2016. The note is due December 31, 2017. No payments have been made on the note.	2,000,000	2,000,000

Accounts Receivable Factoring Agreement
McCoy, Deane and Knott County secured accounts receivable note payable to a bank. The agreement calls for interest of .30% for each 10 days of outstanding balances. The advance is secured by the accounts receivable, corporate guaranty by the Company and personal guarantees by two officers of the Company. The agreement ends in October 2017.	1,616,167	-

Kentucky New Markets Development Program
Quest Processing - loan payable to Community Venture Investment XV, LLC, with interest only payments due quarterly until March 2023, at which time quarterly principal and interest payments are due. The note bears interest at 3.698554% and is due March 7, 2046. The loan is secured by all equipment and accounts of Quest Processing. See Note 6.	4,117,139	-

Quest Processing - loan payable to Community Venture Investment XV, LLC, with interest only payments due quarterly until March 2023, at which time quarterly principal and interest payments are due. The note bears interest at 3.698554% and is due March 7, 2046. The loan is secured by all equipment and accounts of Quest Processing. See Note 6.	1,026,047	-

Less: Loan Issuance Costs	(451,389)	-

Affiliate Notes
Notes payable to affiliate, due on demand with no interest and is uncollateralized. Equipment purchasing was paid by an affiliate resulting in the note payable.	74,000	11,000
	9,469,947	2,386,364
Less: Current maturities	4,505,006	2,132,275

Total Long-term Debt	$4,964,941	$254,089

Total interest expense was $293,564 in 2016 and $6,991 in 2015.

Future minimum principal payments, interest payments and payments on capital leases are as follows:

Payable In	Loan Principal	Lease Principal	Total Principal	Lease Interest

2017	$4,443,317	$61,689	$4,505,006	$11,863
2018	39,239	64,710	103,949	8,560
2019	16,531	131,637	148,168	3,722
2020	16,685	-	16,685	-
2021	54,798	-	54,798	-

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NOTE 4 - RELATED PARTY TRANSACTIONS

On June 12, 2015, the Company executed a consulting agreement with an entity with common ownership. During 2016 and 2015, the Company incurred fees totaling $12,340,615 and $5,500,000 relating to services rendered under this agreement. The amount outstanding and payable as of December 31, 2016 and 2015, was $17,840,615 and $5,500,000, respectively. The amount is due on demand and does not accrue interest.

On January 1, 2016, the Company awarded stock options for 322 shares in exchange for consulting efforts to an entity with common ownership.

NOTE 5 – VARIABLE INTEREST ENTITY

On October 24, 2016, the Company sold certain mineral and land interests to a subsidiary of an entity, LRR, owned by members of the Company’s management. LRR leases various parcels of land to QEI and engages in other activities creating miscellaneous income. The consideration for the transaction was a note in the amount of $178,683. The note bears no interest and is due in 2026. The balance as of December 31, 2016 was $130,145. As of January 28, 2017, the note was paid in full. This transaction was eliminated upon consolidation as a variable interest entity.

NOTE 6 – KENTUCKY NEW MARKETS DEVELOPMENT PROGRAM

On March 18, 2016, Quest Processing entered into two loans under the Kentucky New Markets Development Program for a total of $5,143,186. Quest Processing paid $460,795 of debt issuance costs resulting in net proceeds of $4,682,391. See note 3. The Company retains the right to call $5,143,186 of the loans in March 2023. State of Kentucky income tax credits were generated for the lender which the Company has guaranteed over their statutory life of seven years in the event the credits are recaptured or reduced. At the time of the transaction, the income tax credits were valued at $2,005,843. The Company has not established a liability in connection with the guarantee because it believes the likelihood of recapture or reduction is remote.

On March 18, 2016, ERC Mining LLC, an entity consolidated as a VIE, lent $4,117,139 to an unaffiliated entity, as part of the Kentucky New Markets Development Program loans. The note bears interest at 4% and is due March 7, 2046. The balance as of December 31, 2016 was $4,117,139. Payments of interest only are due quarterly until March 18, 2023 at which time quarterly principal and interest are due.

NOTE 7 – MANAGEMENT AGREEMENT

On April 13, 2015, ERC entered into a mining and management agreement with an unrelated entity, to operate a coal mining and processing facility in Jasonville, Indiana. The agreement called for a monthly base fee of $20,000 in addition to certain per ton fees based on performance to be paid to ERC. During 2016 and 2015 no fee had been paid and due to the uncertainty of collection, no fee has been recorded. Fees earned totaled $240,000 and $160,000 for 2016 and 2015, respectively, which have been fully reserved. The agreement called for equipment payments made by to the entity. As of December 31, 2016 and 2015 amounts owed from the entity to ERC for equipment payments amounted to $258,096 and $305,373, respectively. During 2016, ERC had net advances of $670,902 which is unsecured, non-interest bearing and due upon demand. As of December 31, 2016, the advances receivable from the entity was deemed to be impaired which is included in the caption as Accounts Receivable – Other – Long Term on the Consolidated Balance Sheet. $160,000 is deemed to be currently collectible and the remaining $510,902 has been charged to impairment loss in the consolidated income statement.

As part of the agreement, ERC retained the administrative rights to the underlying mining permit and reclamation liability. The entity has the right within the agreement to take the mining permits and reclamation liability at any time. In addition, all operational activity that takes place on the facility is the responsibility of the entity. ERC acts as a fiduciary and as such has recorded cash held for the entity’s benefit as both an asset and an offsetting liability amounting to $24,987 and $101,111 respectively as of December 31, 2016 and 2015.

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NOTE 8 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The primary temporary differences that give rise to the deferred tax assets and liabilities are as follows: accrued expenses.

Deferred tax assets consisted of 2,547,044 at December 31, 2016, which was fully reserved. Deferred tax assets consist of net operating loss carryforwards in the amount of $7,491,307 at December 31, 2016, which was fully reserved. The net operating loss carryforwards begin to expire in 2035.

The Company’s effective income tax rate is lower than what would be expected if the U.S. federal statutory rate (34%) were applied to income before income taxes primarily due to certain expenses being deductible for tax purposes but not for financial reporting purposes. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. All years are open to examination as of December 31, 2016.

NOTE 9 – EQUITY TRANSACTIONS

A new 2016 Stock Incentive Plan (2016 Plan) was approved by the Board during January 2016. The Company may grant up to 2,475 shares of common stock under the 2016 Plan. The 2016 Plan is administered by the Board of Directors, which has substantial discretion to determine persons, amounts, time, price, exercise terms, and restrictions of the grants, if any. The options issued under the 2016 Plan vest upon issuance.

On January 1, 2016, the Company issued options amounting to 2,376 shares (which includes shares disclosed above) under an adopted stock option plan that were cashlessly exercised into 833 shares.

On September 5, 2016, the Company issued options amounting to 18 shares under an adopted stock option plan that were cashlessly exercised into 9 shares.

On October 4, 2016, the Company issued options amounting to 54 shares under an adopted stock option plan that were cashlessly exercised into 23 shares.

On October 24, 2016, the Company issued options amounting to 23 shares under an adopted stock option plan that were cashlessly exercised into 9 shares.

Total stock based compensation expense incurred during 2016 and 2015 was $88,675 and $0, respectively. Fair value was determined using the total enterprise value approach.

NOTE 10 - CONTINGENCIES

In the course of normal operations, the Company is involved in various claims and litigation that management intends to defend. The range of loss, if any, from potential claims cannot be reasonably estimated. However, management believes the ultimate resolution of matters will not have a material adverse impact on the Company’s business or financial position.

NOTE 11 - SUBSEQUENT EVENTS

Loans

On April 28, 2017, McCoy entered into a business loan agreement with Crestmark Bank in the amount of $200,000. The agreement calls for equal monthly payments through maturity of January 1, 2018 with an interest rate of 12%. The note is secured by a corporate guaranty by the Company and a personal guaranty.

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On June 12, 2017, McCoy entered into an equipment purchase agreement with an unaffiliated entity, Inc. to purchase certain underground mining equipment. The agreement provided for $10,000 paid upon execution, $25,000 on July 12, 2017, $25,000 on August, 12, 2017 and $112,500 on September 12, 2017.

On July 10, 2017, ARC entered into a loan agreement with an unaffiliated entity in the amount of $1,000,000. The agreement calls for interest of 7% and with all outstanding amounts due at maturity, November 10, 2017. The note is secured by all assets of Quest and subsidiaries. In conjunction with the loan, a warrant for up to 904,603 common shares were issued at an exercise price of $.01 per share and with an expiration date of July 9, 2020.

On September 8, 2017, Quest entered into an equipment purchase agreement with an unaffiliated entity, Inc. to purchase certain underground mining equipment for $600,000. The agreement provided for $80,000 paid upon execution, $30,000 monthly payments until the balance is paid in full.

During July 2017, an officer of the Company advanced $50,000 to Quest. The advance is unsecured, non interest bearing and due on demand.

Acquisition

On January 5, 2017, the Company entered into a share exchange agreement with NGFC Equities, Inc (NGFC). Under the agreement, the shareholders of the Company exchanged 100% of its common stock to NGFC for newly created Series A Preferred shares that is convertible into approximately 95% of outstanding common stock of NGFC. The conditions to the agreement were fully satisfied on February 7, 2017, at which time the Company took full control of NGFC. NGFC has been renamed to American Resources Corporation ARC. The transaction was accounted for as a recapitalization. On May 15, 2017 ARC initiated a one-for-thirty reverse stock split.

Equity Transactions

On March 7, 2017, ARC closed a private placement whereby it issued an aggregate of 500,000 shares of ARC’s Series B Preferred Stock at a purchase price of $1.00 per share, and warrants to purchase an aggregate of 6,250,000 shares of the ARC’s common stock (subject to certain adjustments), for proceeds to ARC of $500,000 (the “March 2017 Private Placement”). After deducting for fees and expenses, the aggregate net proceeds from the sale of the preferred series B shares and the warrants in the March 2017 Private Placement were approximately $500,000.

The Series B Preferred share purchase agreement provides for certain adjustments to the conversion value of the Series B Preferred to common shares of the Company that are based on the EBITDA (earning before interest, taxes, depreciation, and amortization) for the Company for the 12 months ended March 31, 2018. Those adjustments provide for a decrease in the conversion value based on the proportional miss of the Company’s EBITDA, up to a maximum of 30.0% decrease in the conversion value of the Series B Preferred to common shares.

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The Series B Preferred share purchase agreement provides for an option for the investor to put the Series B Preferred investment to the Company at a premium to the Series B Preferred purchase price should the Company achieve certain hurdles, such as a secondary offering and an up-listing to a national stock exchange. Such put option expires after 20 days from notification of the Company to the Series B Preferred investor of the fulfillment of such qualifications.

On April 2, 2017, American Resources Corporation closed a private placement whereby it issued an aggregate of 100,000 shares of the ARC’s Series B Preferred Stock at a purchase price of $1.00 per share, and warrants to purchase an aggregate of 833,333 shares of the ARC’s common stock (subject to certain adjustments), for proceeds to ARC of $100,000 (the “April 2017 Private Placement”). After deducting for fees and expenses, the aggregate net proceeds from the sale of the series B preferred shares and the warrants in the April 2017 Private Placement were approximately $100,000.

The Series B Preferred share purchase agreement provides for certain adjustments to the conversion value of the Series B Preferred to common shares of the Company that are based on the EBITDA (earning before interest, taxes, depreciation, and amortization) for the Company for the 12 months ended March 31, 2018. Those adjustments provide for a decrease in the conversion value based on the proportional miss of the Company’s EBITDA, up to a maximum of 30.0% decrease in the conversion value of the Series B Preferred to common shares.

The Series B Preferred share purchase agreement provides for an option for the investor to put the Series B Preferred investment to the Company at a premium to the Series B Preferred purchase price should the Company achieve certain hurdles, such as a secondary offering and an up-listing to a national stock exchange. Such put option expires after 20 days from notification of the Company to the Series B Preferred investor of the fulfillment of such qualifications.

American Resources Corporation closed on a private placement agreement which was dated April 30, 2017 and effective May 30, 2017, whereby it issued an aggregate of 250,000 shares of the ARC’s Series B Preferred Stock and warrants amounting to 2,310,733 for the purchase of $250,000 of secured debt from an unrelated debt holder of an operating subsidiary of a related party.

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